UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 7, 2020

COLONY CAPITAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-37980	46-4591526
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
515 South Flower Street, 44th Floor
Los Angeles, California 90071
(Address of Principal Executive Offices, Including Zip Code)
(310) 282-8820
Registrant’s telephone number, including area code:
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, $0.01 par value	CLNY	New York Stock Exchange
Preferred Stock, 7.50% Series G Cumulative Redeemable, $0.01 par value	CLNY.PRG	New York Stock Exchange
Preferred Stock, 7.125% Series H Cumulative Redeemable, $0.01 par value	CLNY.PRH	New York Stock Exchange
Preferred Stock, 7.15% Series I Cumulative Redeemable, $0.01 par value	CLNY.PRI	New York Stock Exchange
Preferred Stock, 7.125% Series J Cumulative Redeemable, $0.01 par value	CLNY.PRJ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01    Entry into a Material Definitive Agreement.

Data Centers Strategic Partnership

On July 7, 2020, Colony Capital, Inc. (the “Company”), through certain affiliates of the Company (as described below, the “CLNY Vehicles”), and CBRE Caledon Valhalla Aggregator Holdings LP, a Delaware limited partnership (“CBRE Caledon Vehicle” and together with the CLNY Vehicles, the “Investors”), entered into an Investment Agreement (the “Agreement”) with Vantage Data Centers Holdings, LLC, a Delaware limited liability company (“Stabilized VDC”), pursuant to which the Investors will acquire an approximately 80% equity stake (the “Investment” and the related transactions, the “Investment Transactions”) in entities that own a diversified portfolio of 12 stabilized, hyperscale data centers in North America (the “Portfolio”) for approximately $1.21 billion (the “Purchase Price”), subject to certain adjustments as described in the Agreement. The Company’s portion of the Purchase Price is approximately $185.1 million, representing an approximate 12.3% of Stabilized VDC, with the remainder of the Purchase Price to be funded by institutional co-investors (the “Co-Investors”) that have signed subscription agreements with the CLNY Vehicles and the CBRE Caledon Vehicle.

The Agreement also contemplates that the Investors may be obligated to pay up to an estimated $214 million in additional purchase price to Stabilized VDC’s existing owners if Stabilized VDC enters into additional leases for vacant inventory and expansion capacity at the Portfolio’s data centers. It is anticipated that all or most of such additional purchase price would be funded by Stabilized VDC from additional borrowings under Stabilized VDC credit facilities and/or cash from operations.

Prior to the closing of the Investment (the “Closing”), Stabilized VDC will effect a restructuring (the “Restructuring”) to separate out development-stage data center assets currently held by Stabilized VDC to entities controlled by its existing owners (“Devco”). Stabilized VDC currently has and following the Closing will continue to have secured indebtedness of approximately $2.0 billion.

Pursuant to certain other agreements being entered into in connection with the Investment Transactions, Stabilized VDC’s existing management team, as employees of a management company that is part of Devco, will continue to manage day-to-day operations of the Portfolio data centers, subject to certain approval rights of the Investors in connection with material actions, in exchange for payment of various management fees to Devco. Additionally, in connection with the Investment Transactions, Devco and its owners will retain approximately 20% of the equity interests in entities that directly and indirectly own Stabilized VDC and its subsidiaries. The Portfolio will be overseen indirectly by boards of directors comprised of representatives of the Investors and existing owners of Stabilized VDC, with the Investors’ representatives constituting the majority of such boards.

The obligations of the parties to consummate the transactions contemplated by the Agreement are subject to the satisfaction or waiver of certain customary closing conditions including, among others, the receipt of certain governmental approvals and certain tax opinions. The obligations of the parties to consummate the transactions underlying the Agreement are not subject to the receipt of any financing by the Investors. The Closing is expected to occur later this month. The Company can provide no assurances that the Investment Transactions will close in the anticipated timeframe, on the contemplated terms or at all.

The Agreement also contains representations, warranties and conditions customary for transactions of this type. Subject to certain limitations, certain Stabilized VDC affiliated entities (the “Vantage Indemnifying Parties”) and the Investors have agreed to indemnify each other for, among other things, breaches of representations and warranties and breaches of covenants and agreements, and, in the case of the Vantage Indemnifying Parties’ indemnification, certain losses related to taxes, certain restructuring matters and liabilities related to certain service providers. The Agreement also contains customary provisions governing circumstances under which the parties may terminate the Agreement, including, among others, by written agreement of the parties or by either party if the Closing has not occurred on or before December 31, 2020.

The foregoing description of the Agreement, by and among, (1) the following CLNY Vehicles: Colony Valhalla Partners I-A Holdings, L.P., a Delaware limited partnership and affiliate of the Company, Colony Valhalla Partners I-B Holdings, L.P., a Delaware limited partnership and affiliate of the Company, Colony Valhalla Partners II Holdings, L.P., a Delaware limited partnership and affiliate of the Company, (2) CBRE Caledon Vehicle, and (3) Stabilized VDC, is not complete and is subject to and qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Certain Relationships between Affiliates

Prior to the Company’s combination with Digital Bridge Holdings, LLC (“DBH”) in July 2019, Marc C. Ganzi, the Company’s Chief Executive Officer and President, and Benjamin Jenkins, the Chairman of the Company’s digital realty platform, made personal investments in certain portfolio companies and/or related vehicles (the “DBH Portfolio Companies”), including Stabilized VDC, which DBH acquired along with a consortium of third party investors. In the DBH combination, the Company acquired the contracts to provide investment advisory and other business services to the DBH Portfolio Companies, while Mr. Ganzi and Mr. Jenkins retained their respective investments in the DBH Portfolio Companies, including Stabilized VDC. As a result of these personal investments in Stabilized VDC (and, following the Restructuring, in Devco), Mr. Ganzi and Mr. Jenkins will each receive approximately 0.5% of the Purchase Price received by existing owners of Stabilized VDC under the Agreement. In addition, upon consummation of the Investment Transactions, Mr. Ganzi, Mr. Jenkins and certain other DBH employees are expected to receive carried interest payments from Stabilized VDC, calculated in accordance with pre-established distribution waterfalls in applicable documentation. Such carried interest payments will be approximately $20.1 million and $4.9 million for Mr. Ganzi and Mr. Jenkins, respectively. In order to further align the interests of the Company, on the one hand, and Mr. Ganzi and Mr. Jenkins, on the other hand, and in support of their conviction of the merits of the Investment Transactions, Mr. Ganzi and Mr. Jenkins will invest alongside the Company and the Co-Investors on the same economic terms 40% of such carried interest payments received from Stabilized VDC as a result of the Investment Transactions (the “Equity Roll”). Mr. Ganzi and Mr. Jenkins would also be expected to receive additional carried interest payments from Stabilized VDC if additional purchase price amounts are paid to Stabilized VDC’s existing owners based on the achievement of further leasing milestones, as described above.

In recognition of the foregoing relationships and in accordance with the Company’s related party transaction policy, the Company implemented a series of steps to address potential conflicts, which conflict mitigation steps included (a) the recusal of certain DBH employees, including Mr. Ganzi and Mr. Jenkins, from the investment team evaluating a prospective transaction to ensure they were not involved in negotiating its prospective terms, (b) retaining law firms and advisors that did not have a relationship with DBH, (c) obtaining a fairness opinion on the Purchase Price from a nationally recognized third party valuation firm and a legal report prepared by an independent law firm, (d) conditioning the Company’s authority to enter into the Investment Transactions on having obtained commitments of over $1 billion from the Co-Investors, comprised of sophisticated, independent institutional investors, which Co-Investors will invest in the Investment Transactions on the same terms as the Company, and (e) presenting to the Audit Committee of the Board of Directors of the Company, which is comprised solely of independent directors, for its review and approval of the related party aspects of Investment Transactions, including securing Mr. Ganzi and Mr. Jenkin’s agreement to the Equity Roll.

Strategic Minority Investment Transaction

On July 13, 2020, the Company, Colony Capital Operating Company, LLC, a Delaware limited liability company and the operating company of the Company (“CCOC”), entered into an agreement with W-Catalina (S) LLC, W-Catalina (C) LLC, W-Catalina (SP) LLC and Wafra Strategic Holdings LP, each affiliates of Wafra Inc., a Delaware corporation (collectively, “Wafra”), which agreement was acknowledged by Marc C. Ganzi, the Company’s Chief Executive Officer and President, and Benjamin Jenkins, the Chairman of the Company’s digital colony segment. Under the terms of that agreement, subject to the satisfaction of certain conditions, the Company, together with CCOC and certain of its subsidiaries will enter into a series of agreements pursuant to which Wafra will invest approximately $253.6 million, representing an approximate 31.5% interest (the “Interest Percentage”), in a newly-formed Venture (as described below) that will operate the Company’s digital investment management business (“Digital Colony IM”), as described below. The Venture, if consummated, will represent an $805 million total valuation of Digital Colony IM. The Venture will entitle Wafra to participate in net management fees, carried interests and performance fees generated by Digital Colony IM.

In addition, Wafra will make limited partnership commitments (“Sponsor Commitments”) to current and future Digital Colony IM investment products, as follows:

1.
Wafra is expected to assume at least $150.0 million (and up to an additional $44.9 million) in Sponsor Commitments made or to be made by affiliates of the Company to the Company’s Digital Colony Partners fund and the next two anticipated Digital Colony vehicles.

2.	Wafra will participate in the Company’s future Sponsor Commitments on a pro rata basis with the Company, based on the Interest Percentage and subject to certain caps.

In addition, Wafra will receive the Interest Percentage of net carried interest (i.e., following allocation of carried interest to the management team) (the “Carried Interest Participation Rights”) from funds in which it makes Sponsor Commitments.

Further, concurrently with the closing of the Venture, the Company expects to issue to Wafra warrants to purchase up to an aggregate of 5% (on a fully-diluted basis, post-transaction basis) of the Company’s Class A Common Stock, $0.01 par value per share. The warrants are expected to have staggered strike prices for each of five substantially equal portions of warrants (ranging from $2 to $6 per share) and be exercisable within six years following the completion of the Potential Investment.

Consistent with the scope of the Venture, it is expected that Wafra will have customary minority rights and certain other structural protections designed to protect its interests, including:

(1)
For the purposes of the Investment Agreement, Digital Colony IM generally encompasses (i) funds managed by the Company or Digital Colony that primarily invest in digital infrastructure, which would include any new fund strategies, (ii) the Company’s balance sheet investments in digital infrastructure in which Wafra elects to participate, (iii) any other business operated under the Digital Colony name or that is managed by Digital Colony Management Holdings, LLC, a Delaware limited liability company and an indirect wholly-owned subsidiary of the Company (“DCMH” or the "Venture"), through which the Digital Colony IM business will be operated upon closing of the Venture, and (iv) any other Company investment management business for which the resources or assets of Digital Colony are utilized in a material manner. For purposes of clarity, certain investments are excluded from Digital Colony IM, including investments in Digital Colony vehicles held by the Company, Messrs. Ganzi and Jenkins, and other Digital Colony personnel.

(2)
The Investment Agreement contemplates that the Company and each of Messrs. Ganzi and Jenkins will take certain actions to further enhance alignment of interests with Digital Colony IM, including, among others, (i) each of Messrs. Ganzi and Jenkins agreeing to (x) enhancing non-solicitation provisions and (y) extending the term of existing non-competition agreements from one year to two years from the termination for cause or departure without good reason, and (ii) the Company will implement a performance-based management incentive equity plan for the Venture, with costs of such plan (including any dilution of equity ownership in the Venture) to be borne ratably by the Company and Wafra. In addition, the Company and Wafra are expected to have certain participation rights (up to 31.5%) in the event of a resignation without good reason or termination of employment for cause of either Messrs. Ganzi or Jenkins in any business competitive with the Digital Colony IM business that is created, owned or operated by either Messrs. Ganzi or Jenkins, within a certain period of time post-departure.

(3)
The Investment Agreement also provides that the Venture will contain customary preemptive rights regarding issuance of debt/equity securities by the Venture, certain transfer restrictions on the Equity Investment, and certain redemption rights in favor of Wafra to the Venture. The redemption rights will be triggered upon the occurrence of certain events including key person or cause events under Digital Colony vehicle documentation and, for a limited period following the completion of the Equity Investment, upon Mr. Ganzi and Mr. Jenkins ceasing to fulfill certain time and attention commitments to the Digital Colony IM business.

(4)
The Investment Agreement further provides that the Venture will be controlled by the Company and managed by Messrs. Ganzi and Jenkins, subject to customary minority rights for Wafra in connection with certain major decisions.

Pursuant to the Investment Agreement Wafra will acquire a common and preferred equity investment in the Venture that will automatically convert to common equity upon the receipt of certain post-closing regulatory approvals. Initially, Wafra will own common equity representing 9.9% of the Venture and an amount of preferred equity interests that when converted into common equity, will result in Wafra owning 31.5% of the common equity interests in the Venture in the aggregate (the “Equity Investment”). In the event that certain post-closing regulatory approvals are not received within 12 months following the consummation of the Equity Investment (which period may be extended for up to an additional three months under certain circumstances), the Venture will have the right to redeem the entirety of the Equity Investment and terminate the Carried Interest Participation Rights. Under the Investment Agreement, if such redemption right is exercised, Wafra will have a redemption right with respect to any Sponsor Commitments made.

The closing of the transactions described above will be completed, among other things, subject to the execution and delivery of (i) an Investment Agreement, dated as of July 13, 2020 (the “Investment Agreement”), among the Company, Colony Capital Operating Company, LLC, a Delaware limited liability company and the operating company of the Company (“CCOC”), and W Catalina (S) LLC, a Delaware limited liability company and an affiliate of Wafra (the “Wafra Subscriber”) , and (ii) a Carry Investment Agreement, dated as of July 13, 2020 (the “Carry Investment Agreement”), among CCOC and W Catalina (C) LLC, a Delaware limited liability company and an affiliate of Wafra (the “Wafra Participant”), and (iii) certain related agreements, in exchange for cash consideration of $253.6 million at closing as well as a potential one-time payment of $29.9 million if the run-rate EBITDA of Digital Colony IM as of December 31, 2020, is equal to or greater than $72.0 million, which would imply a $900 million Digital Colony IM valuation.

Pursuant to the Investment Agreement, upon closing of the Venture, the Company and Wafra will cooperate and use their reasonable best efforts to obtain the approval of the Committee on Foreign Investment in the United States with respect to the Equity Investment as promptly as practicable following the consummation of the transactions contemplated by the Investment Agreement, subject to certain limitations.

The obligations of the parties to consummate the transactions contemplated by the Investment Agreement and the Carry Investment Agreement are subject to the satisfaction or waiver of certain closing conditions. The Company expects to close on the Venture and the related transactions contemplated therewith on or around July 17, 2020; however, the Company can provide no assurances that the closing will occur in the anticipated timeframe, on the contemplated terms or at all.

Item 8.01    Other Events.

Potential Impairments (Non-Digital Assets)

The COVID-19 pandemic has impacted, and is expected to continue to, adversely impact certain of the Company’s businesses, including, in particular, its assets and investments in hospitality, healthcare, Colony Credit Real Estate, Inc. (“CLNC”) and other equity and debt segments.

•
As previously disclosed in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020 (the “Q1 2020 10-Q”), the fallout from COVID-19 began to negatively affect room demand and occupancy in the Company’s hospitality segment in March 2020 and as a result, the Company’s hotel properties experienced significant declines in operating cash flows, which in turn has affected the ability to meet debt service and covenant requirements on certain non-recourse mortgage debt collateralized by the Company’s hotel properties. Also, as previously disclosed, approximately $3.16 billion ($2.62 billion at-share) of non-recourse mortgage debt on five of the Company’s seven hospitality portfolios (including $842.7 million in non-recourse mortgage debt on the Company’s THL Hotel Portfolio) is currently in default. The Company has received notices of acceleration with respect to $780.0 million ($702 million at-share) of defaulted debt in the hospitality segment and $842.7 million ($464.3 million at-share) in the other equity and debt segment related to the THL Hotel Portfolio. While the Company continues to be in active negotiations with the lenders and servicers to seek forbearances and debt modifications, the Company does not anticipate allocating material amounts of its own capital to these hospitality portfolios but may participate on a limited basis alongside third-party capital should a compelling opportunity arise to capture attractive discounts in this indebtedness or otherwise reduce leverage levels on a prudent basis. The remaining $346.7 million ($341.2 million at-share) of outstanding debt principal in the hospitality segment was not in default. There can be no assurance that negotiations with the lenders and servicers on the defaulted loans will be successful, or that the Company will continue to own the hotel properties for which the loans are in default or may go into default in the future. The book value of assets in the Company’s hospitality segment (which excludes the THL Hotel Portfolio) represented approximately 18.3% of its total assets as of March 31, 2020.

•
The healthcare industry continues to be impacted by the ongoing COVID-19 pandemic, with varying effects on the Company’s medical office buildings, senior living and skilled nursing facilities, including, among others, decreased tenant activity, reduced occupancy levels and increased operating expenses to comply with additional health regulations and precautions resulting from COVID-19. As a result, the Company may experience significant declines in cash flow generated by operations from its healthcare portfolio. Currently $204 million of non-recourse mortgage debt on two of the Company’s healthcare portfolios is in default and, as the impact of COVID-19 continues to affect performance at the Company’s healthcare properties, the Company may experience additional defaults and/or be subject to cash flow sweeps. With respect to the foregoing healthcare defaulted debt and certain defaulted debt in the other equity and debt segment totaling $255.4 million ($189.7m at-share), the majority was in default prior to the COVID1-19 pandemic. There can be no assurance that negotiations with the lenders and servicers on the defaulted loans will be successful, or that the Company will continue to own the healthcare properties for which the loans are in default or may go into default in the future. The book value of assets in the Company’s healthcare segment represented approximately 24.8% of its total assets as of March 31, 2020.

•
As previously announced, CLNC suspended its common dividend and continues to experience significant volatility in the trading of its class A common stock. As of June 30, 2020, the closing price of CLNC’s class A common stock was $7.02 per share, while the Company’s carrying value of its CLNC shares as of March 31, 2020 was $13.89 per share. The book value of the Company’s investment in CLNC represented 3.5% of the Company’s total assets as of March 31, 2020.

•
While the Company continues to pursue monetizations of certain non-digital, non-core assets primarily within in its other equity and debt segment, it is expected that the persistent effects of COVID-19 on the financial, economic and real estate markets may negatively impact the Company’s ability to consummate such monetizations within the timeframe and at the values previously anticipated or at all. The book value of assets in the Company’s debt and equity segment (which includes the Company’s THL Hotel Portfolio) represented 28.8% of its total assets as of March 31, 2020.

Due to the continuing uncertainties on the Company's businesses from the severity and duration of the COVID-19 pandemic, it is difficult for the Company to predict the economic effects with meaningful precision. In addition, as the Company continues to execute on its transition to a digital-focused strategy, the Company’s views on the expected hold periods of the Company’s non-digital assets, in particular assets in its hospitality and healthcare segments, may change and result in a shortening of such hold periods. In connection with the preparation of financial statements for the second quarter 2020, the Company expects to conduct its regular and periodic assessment of impairments to its real estate and other equity investments, investment in CLNC and loans receivable, as described in the Company’s periodic reports filed with the Securities and Exchange Commission. To the extent it is concluded that the current anticipated hold periods need to be shortened and further that the carrying amounts of all or a portion of the Company’s investments in its hospitality, healthcare, CLNC or other equity and debt segments will not likely be recovered over any such shortened hold period associated with each investment, the Company will recognize non-cash impairment charges for the amounts by which the carrying values of any impaired investments exceed their respective estimated fair values.

In addition, the Company may also recognize an impairment on the goodwill associated with the other investment management reporting unit. As disclosed in the Company’s periodic reports, impairment of goodwill is based on the excess of carrying value over fair value of the reporting unit, with the loss recognized limited to the amount of goodwill assigned to that reporting unit. As of March 31, 2020, the Company has $596.6 million of goodwill in the Company’s other investment management segment which is primarily attributable to the Company’s non-digital credit investment management business, the hypothetical value of internally managing the Company's non-digital balance sheet assets and the CLNC management contract.

While no determination regarding any impairment during the three months ended June 30, 2020 has been made, such impairment charges, including any goodwill impairment, may be significant and up to $2.4 billion at the Company’s operating company’s share (which represents the pro rata ownership interest of the Company’s operating company in the consolidated amount), and higher with respect to the Company’s consolidated financial statements.

Further, negotiations with lenders and servicers of the Company’s investment-level non-recourse mortgage debt that is currently, or may in the future be, in default, could result in foreclosure or deed-in-lieu of the associated assets in order to extinguish the debt then in default. Any such forfeiture would result in a complete write-down of the net value of such assets on the Company’s balance sheet. These potential impairments could have a material adverse impact on the Company’s consolidated financial condition and results of operations as of and for the quarter ended June 30, 2020 or subsequent quarters.

As of March 31, 2020, the Company’s aggregate consolidated book value of its hospitality, healthcare, CLNC and other equity and debt investments was $3.5 billion (excluding the THL Hotel Portfolio), $4.8 billion, $666 million, and $5.5 billion, respectively.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, and may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement. Factors that might cause such a difference include, without limitation, the impact of COVID-19 on the U.S. and global economy, including the duration and extent of the impact of COVID-19 on the operating performance of the Company’s real estate businesses and investments, the Company’s ability to successfully transition to a digital focused strategy, the Company’s liquidity, the Company’s ability to consummate the Investment Transactions and the Closing within the timeframe contemplated or at all, whether the Company will realize the anticipated benefits of the Investment Transactions in full or at all, whether additional amounts of purchase price will become payable and whether such amounts will be funded all or in part by Stabilized VDC from additional borrowings under Stabilized VDC credit facilities and/or cash from operations or whether additional capital will be contributed by the Company and whether such capital amounts will be available, potential impairments on the Company’s hospitality, healthcare and other equity and debt assets, including any related goodwill, occupancy at hospitality and healthcare portfolios described herein, as well as other future impairments, whether the Company’s negotiations with lenders and servicers in connection with its current or future debt in default will be successful or whether the Company will continue to own the hotel and healthcare properties for which the loans are in default or may go into default in the future, whether the Equity Investment will close on the anticipated timeframe and on the terms contemplated by the Investment Agreement or at all, whether regulatory approvals sought pursuant to the Investment Agreement will be obtained within the time period contemplated by the Investment Agreement, whether the Company will realize the anticipated benefits of the Equity Investment, Sponsor Commitment and the contemplated transactions related thereto in full or at all, the potential impact to the Company (including among others any potential impact to the Company’s liquidity position) if the Equity Investment is consummated and a redemption obligation is triggered that requires the Company repurchase Wafra’s interest, whether the Company would be able to obtain capital necessary to fund a repurchase of Wafra’s interest, the ability of the Digital Colony IM to meet the performance criterial related to the potential further investment by Wafra, the Company’s ability to raise capital and the pace and fund raising of potential new digital vehicles, the potential market reaction to the Venture (whether or not consummated) and the potential dilution to holders of the Company’s Class A common shares in connection with the warrants to be issued to Wafra if the Equity Investment is consummated, the Company’s pace of asset monetizations, the anticipated hold periods of the Company’s hospitality, healthcare and other equity and debt investments, and other risks and uncertainties, including those detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and the Q1 2020 10-Q, under the heading “Risk Factors,” as such factors may be updated from time to time in our subsequent periodic filings with the U.S. Securities and Exchange Commission (“SEC”). All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Additional information about these and other factors can be found in the Company’s reports filed from time to time with the SEC.

The Company cautions investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this Current Report on Form 8-K. The Company is under no duty to update any of these forward-looking statements after the date of this Current Report on Form 8-K, nor to conform prior statements to actual results or revised expectations, and the Company does not intend to do so.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1
Investment Agreement, dated as of July 7, 2020, by and among Colony Valhalla Partners I-A Holdings, L.P., a Delaware limited partnership, Colony Valhalla Partners I-B Holdings, L.P., a Delaware limited partnership, Colony Valhalla Partners II Holdings, L.P., a Delaware limited partnership, CBRE Caledon Valhalla Aggregator Holdings LP, a Delaware limited partnership and Vantage Data Centers Holdings, LLC, a Delaware limited liability company

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 13, 2020	COLONY CAPITAL, INC.

		By:	/s/ Jacky Wu
Jacky Wu
Chief Financial Officer and Treasurer